Exhibit 99.1

FINANCIAL NEWS

Analyst Contact: Natalie Fischer | 716-857-7315

Media Contact: Karen Merkel | 716-857-7654

National Fuel to Acquire CenterPoint’s

Ohio Natural Gas Utility Business

Acquisition Will Significantly Expand the Company’s Regulated Assets,

Increasing Scale and Adding Cash Flow Diversity in an Attractive Regulatory Jurisdiction

WILLIAMSVILLE, N.Y. – October 21, 2025 – National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE: NFG) today announced it has entered into a definitive agreement with CenterPoint Energy Resources Corp. (“CERC”), a subsidiary of CenterPoint Energy, Inc. (NYSE: CNP) (“CenterPoint”) to acquire CenterPoint’s Ohio natural gas utility business (“CNP Ohio”).

National Fuel is acquiring the equity interests in CNP Ohio for total consideration of $2.62 billion on a cash-free, debt-free basis, subject to customary closing adjustments, representing an acquisition multiple of approximately 1.6x estimated 2026 rate base of $1.6 billion. Upon closing, National Fuel will also acquire a dedicated team of employees that operate approximately 5,900 miles of distribution and transmission pipeline and serve approximately 335,000 residential, commercial, industrial and transportation customers that consume approximately 60 Bcf of natural gas per year. Closing of the transaction is expected to occur in the fourth quarter of calendar 2026, pending completion of a notice filing and review with the Public Utilities Commission of Ohio, Hart-Scott-Rodino review, and other customary closing conditions.

This acquisition will add significant regulated scale for National Fuel, doubling the size of the Company’s gas utility rate base, while expanding its operations into the neighboring state of Ohio, a jurisdiction that is both highly supportive of natural gas and maintains a constructive regulatory framework. This significant increase in regulated cash flows, alongside National Fuel’s unique ability to fund future growth capital with free cash flow from its integrated upstream and gathering operations, will further support the Company’s investment grade balance sheet.

“Our acquisition of CNP Ohio aligns with National Fuel’s strategic objective to increase the scale of our regulated operations through the addition of high-quality assets in a favorable regulatory and political jurisdiction. Gaining a strong presence in a neighboring service territory, with a similar workforce culture, and operations that mirror our existing gas utilities in New York and Pennsylvania is an added benefit for our Company as well as our customers, employees, and shareholders,” said David P. Bauer, President and Chief Executive Officer of National Fuel.

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“Acquiring a natural gas utility of this quality, with a long runway of capital investment pathways, is a great opportunity to reinvest free cash flow from our integrated upstream and gathering operations, further enhancing the long-term outlook for regulated growth,” Bauer continued. “In addition, our prudent approach to financing this acquisition, combined with our increased scale and larger proportion of regulated cash flows, will further strengthen our investment grade credit profile which, in the long-term, should support further avenues for growth on both the regulated and non-regulated sides of our business.”

Compelling Strategic and Financial Benefits

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Increased Scale of Gas Utility Business Balances Portfolio: Pro forma for CNP Ohio, National Fuel’s gas utility business will now serve approximately 1.1 million customers across three contiguous cold-weather states – New York, Pennsylvania, and Ohio. Given the relative size of this acquisition, National Fuel’s gas utility rate base is expected to double to approximately $3.2 billion. As a result, the Company’s business mix will significantly rebalance, with an increasing share of earnings and growth from its stable and predictable regulated businesses.

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Ohio Regulatory and Political Framework Supports Long-term Capital Deployment: Ohio is a highly attractive jurisdiction with a constructive regulatory and political backdrop that recognizes the important role natural gas plays in providing affordable, reliable energy to consumers in Ohio. Ohio utility regulators have a strong history of supporting natural gas infrastructure improvement with various mechanisms in place that allow for timely recovery of capital investments.

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Ability to Reinvest Free Cash Flow in Regulated Growth: Given the expected significant free cash flow from the Company’s integrated upstream and gathering operations, the ability to reinvest directly into growing rate base is accretive to long-term earnings and shareholder value.

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Supportive of Long-Term Dividend Growth: The acquisition enhances the long-term outlook for regulated earnings growth and is supportive of the Company’s long history of paying dividends, which National Fuel has increased each of the past 55 years and has paid consecutively since 1902.

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Enhances Long-term Credit Profile: The increased contribution to National Fuel’s earnings and cash flows generated from its regulated assets will meaningfully improve the Company’s credit profile. In addition, the financing for this acquisition is expected to include a combination of debt, free cash flow from National Fuel’s integrated upstream and gathering operations, and a modest amount of equity, all of which is designed to maintain the Company’s investment grade rating.

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Accretive to Earnings Per Share: Given the anticipated financing mix, the acquisition of CNP Ohio is expected to be immediately accretive to the Company’s regulated earnings per share when excluding acquisition-related expenses. On a consolidated basis, at current natural gas prices, the acquisition’s impact on adjusted operating results is expected to be neutral in fiscal 2028, the first complete year after closing, and accretive thereafter.

Benefits to All Stakeholders

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Continued Commitment to Affordability and Reliability: Consistent with its long history of operating a safe, reliable and affordable gas utility, National Fuel will continue to deliver the high-quality level of reliable service at fair prices that CNP Ohio’s customers have come to expect.

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Leveraging a Talented Workforce: Through the integration of CNP Ohio’s talented workforce and strong operational performance into National Fuel’s organization, the Company expects to build on its track record of delivering safe, trusted, and resilient service.

Financing

In connection with the acquisition, National Fuel has obtained a fully committed bridge facility for the entire purchase price supported by The Toronto-Dominion Bank, New York Branch and Wells Fargo Bank, National Association.

At closing, National Fuel will issue a promissory note in the amount of $1.2 billion to CERC. The remainder of the purchase price will be paid in cash. The promissory note, which was part of CenterPoint’s transaction structure and was incorporated into National Fuel’s business valuation, will have a maturity date of 364 days post-closing and will carry an interest rate of 6.5%.

National Fuel intends to execute permanent financing, inclusive of the amount to repay the $1.2 billion promissory note, using approximately $300 to $400 million of common equity, along with the issuance of long-term debt and expected future free cash flow from the Company’s integrated upstream and gathering businesses to fund the transaction. The Company expects that its ultimate financing mix will maintain a strong credit profile that supports its investment grade credit rating.

Advisors

TD Securities (USA) LLC (“TD”) is serving as exclusive M&A advisor and TD and Wells Fargo Securities, LLC are acting as financing advisors to National Fuel. Jones Day is acting as legal advisor for the Company.

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Teleconference and Investor Presentation Information

A conference call to discuss the transaction will be held on Tuesday, October 21, 2025, at 8:30 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call will be provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay will be available following the call through the end of the day, Tuesday, October 28, 2025. To access the replay, dial 1-866-813-9403 and provide Access Code 105975.

An investor presentation regarding the transaction has been posted on the NFG Investor Relations website at investor.nationalfuelgas.com.

About National Fuel Gas Company

National Fuel is a diversified energy company headquartered in Western New York that operates an integrated collection of natural gas assets across four business segments: Exploration and Production, Pipeline and Storage, Gathering and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

About CenterPoint Energy, Inc.

As the only investor owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Indiana, Minnesota, Ohio and Texas. As of June 30, 2025, the company owned approximately $44 billion in assets. With approximately 8,300 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Cautionary Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of National Fuel Gas Company’s planned acquisition of the Ohio gas utility business of CenterPoint Energy, Inc., and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may,” and similar expressions. All statements other than statements of historical fact, including statements concerning plans, objectives, goals, projections, strategies, future events or performance and underlying assumptions, are forward-looking statements.

Actual outcomes or results may differ materially from the forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and other factors, including, but not limited to, conditions to the completion of the transaction, such as receipt of required regulatory clearance not being satisfied; closing of the transaction being

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delayed or not occurring at all; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the purchase agreement; the inability of National Fuel to obtain financing, including permanent financing on acceptable terms or at all; National Fuel being unable to achieve the anticipated strategic, financial and other benefits of the transaction; the acquired business not performing as expected; National Fuel assuming unexpected risks, liabilities and obligations of the acquired business; significant transaction costs associated with the transaction; the risk that disruptions from the transaction will harm the businesses, including current plans and operations; the ability to retain and/or hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and other factors relating to operations and financial performance discussed in National Fuel’s filings with the SEC. It is not possible to predict or identify all risk factors. Consequently, the foregoing list should not be considered to be a complete set of all potential uncertainties or risk factors. More complete descriptions and listings of these uncertainties and risk factors can be found in our Annual Report on Form 10-K for the year ended September 30, 2024 and in subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. You should consider all risks, uncertainties and other factors identified above and in those SEC reports carefully when evaluating the forward-looking statements in this release.

Although the forward-looking statements contained in this release are based on expectations, beliefs and projections expressed in good faith and believed by National Fuel to have a reasonable basis, there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Such forward-looking statements are made based on information available as of the date of this release, and, except as required by law, National Fuel undertakes no obligation to, and expressly disclaims any obligation to, revise or update such statements to reflect new information or subsequent events or circumstances.

Contacts

Analysts

Natalie M. Fischer

716-857-7315

Media

Karen L. Merkel

716-857-7654